UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, Olin Corporation (“Olin”) announced that the Board of Directors of Olin (the “Board”) has named Scott M. Sutton, 55, as President and Chief Executive Officer of Olin, effective as of September 1, 2020 (the “Effective Date”).  Mr. Sutton will succeed John E. Fischer, who will be retiring as President and Chief Executive Officer of Olin, on the Effective Date. Mr. Fischer will continue to serve Olin as Executive Chairman of the Board following the Effective Date and is expected to retire from the Board at Olin’s 2021 Annual Meeting of Shareholders.

Biographical Information for Mr. Sutton

Mr. Sutton has been a member of the Board since September 2018, serving as Chair of the Operating Improvement Committee as well as a member of the Audit Committee. Since December 2019, he has served as Chief Executive Officer and as a member of the board of directors of Prince International Corporation (“Prince”), a privately held specialty chemicals company. Prior to joining Prince, Mr. Sutton served in a variety of roles at Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, including Chief Operating Officer from March 2017 through February 2019, Executive Vice President and President, Materials Solutions from June 2015 to February 2017, Vice President and General Manager, Engineered Materials from January 2015 to May 2015, Vice President of Supply Chain from March 2014 to January 2015, and Vice President of Acetic Acid and Anhydride from August 2013 to March 2014. Earlier in his career, Mr. Sutton served as President and General Manager of Chemtura Corporation’s AgroSolutions business, business manager for Landmark Structures and a division vice president for Albemarle Corporation. Mr. Sutton earned a bachelor’s degree in civil engineering from Louisiana State University and is a registered professional engineer in Texas.

There is no family relationship between Mr. Sutton and any of Olin’s directors or executive officers.  Mr. Sutton has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Mr. Sutton

Mr. Sutton entered into an offer letter with Olin, dated July 14, 2020 (the “Offer Letter”). The Offer Letter provides that Mr. Sutton will serve as Olin’s President and Chief Executive Officer from and after the Effective Date, reporting solely to the Board, and further states the Board’s expectation that he will be elected Chairman of the Board at Olin’s 2021 Annual Meeting of Shareholders. Pursuant to the Offer Letter, Mr. Sutton will receive (a) an annual base salary of $750,000, (b) a 2021 annual target incentive opportunity pursuant to Olin’s Short-Term Incentive Plan equal to 130% of base salary (with a maximum amount equal to 200% of target) and (c) subject to the approval of the Compensation Committee of the Board, a 2021 annual long-term incentive award pursuant to Olin’s Long-Term Incentive Program with a target grant date value of $6,000,000 (such value to be determined in accordance with Olin’s typical practices for similar awards), with such award value to be allocated 50% to stock options (not to exceed 750,000 option shares in accordance with the annual per participant limit under Olin’s 2018 Long Term Incentive Plan) and the balance to performance shares (with such performance shares divided equally between units awarded based on (i) relative total shareholder return and (ii) achievement of net income targets).

In connection with the start of Mr. Sutton’s employment with Olin, the Offer Letter provides for a one-time grant of performance shares (the “Initial Equity Award”) under Olin’s 2018 Long-Term Incentive Plan pursuant to an award agreement attached to the Offer Letter. Subject to Mr. Sutton’s commencement of employment, the Initial Equity Award will be made on the Effective Date and will consist of a target number of 250,000 performance shares, provided that if the grant date value of such award (determined in a manner consistent with Olin’s typical practices for performance share awards) would exceed $4,500,000, then the target number shall be reduced to the maximum number of performance shares with a target grant date value that is less than or equal to $4,500,000. The Initial Equity Award will vest subject to Mr. Sutton’s continued employment (except in limited circumstances) and to the achievement of an average Olin common stock price ranging from $25 to $55 per share, with a target average common stock price of $40 per share, over any consecutive 45 trading days during the period commencing on the Effective Date and ending on December 31, 2023. Mr. Sutton will not receive any other annual or long-term incentive awards in 2020.

Mr. Sutton will be required to relocate to Clayton, Missouri, in connection with his commencement of employment. In connection with such relocation and certain costs associated with the resignation of his current employment, Mr. Sutton will receive a $100,000 relocation bonus, which is subject to repayment if he voluntarily terminates employment within 24 months of the Effective Date. The Offer Letter also provides that Mr. Sutton will be eligible for certain other benefits generally provided to other senior executives of Olin, including eligibility for benefits under the Olin Corporation Severance Plan for Section 16(b) Officers and the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers in connection with a qualified termination of his employment. As of the Effective Date, Mr. Sutton will not receive any further compensation from Olin for his service as a member of the Board.

In addition, as President and Chief Executive Officer, Mr. Sutton will be subject to Olin’s Management Stock Ownership Guidelines, as in effect from time to time which, based on current terms, will require Mr. Sutton to hold shares of Olin common stock with a value of at least six times his base salary. He has five years from the start of his employment to satisfy the guidelines.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter (including the award agreement for the Initial Equity Award, attached thereto), which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 8.01    Other Events.

On July 15, 2020, Olin issued a press release announcing Mr. Sutton’s selection as Mr. Fischer’s successor as President and Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Offer Letter dated as of July 14, 2020 by and between Scott M. Sutton and Olin Corporation
99.1	Press Release, dated July 15, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Eric A. Blanchard
	Name:	Eric A. Blanchard
	Title:	Vice President, General Counsel and Secretary

Date: July 15, 2020